Exhibit 99.1

Rithm Capital Completes Acquisition of Crestline

NEW YORK – December 1, 2025 - Rithm Capital Corp. (“Rithm”), a global alternative asset manager, today announced the successful completion of its previously announced acquisition of Crestline Management, L.P. (“Crestline”).

This acquisition marks a pivotal step in Rithm’s strategy to build an integrated, diversified asset management platform delivering differentiated investment offerings to institutional and private wealth investors. Together with Crestline and Sculptor, Rithm’s over 200 investment professionals manage approximately $102 billion in investable assets consisting of $47 billion of assets on balance sheet and $55 billion in assets under management, across a diversified set of strategies, including asset-based finance, real estate, structured and corporate credit, fund liquidity, insurance and reinsurance.

“The completion of this transaction is a significant milestone in Rithm’s evolution and demonstrates our commitment to building a world-class investment platform,” said Michael Nierenberg, Chief Executive Officer of Rithm Capital. “Crestline’s strong investment track record, exceptional management team, and diverse offerings further solidify Rithm as a differentiated global asset management business and enable us to capitalize on this dynamic market environment. Looking ahead, we expect to continue to deliver excellent performance and enhanced opportunities for our clients and shareholders.”

“We are thrilled to join Rithm, a world-class asset management platform with a sophisticated institutional client base, and a collaborative culture,” said Doug Bratton, Founding Partner and Chief Executive Officer of Crestline. “Our teams have already begun working together to identify opportunities to integrate our capabilities and support the expansion of Rithm’s broader platform. We are aligned in our commitment to investment excellence and client partnership, and we look forward to contributing to the continued success of the Rithm platform.”

Managing Partner and Chief Investment Officer of Crestline, Keith Williams also adds: “We appreciate the overwhelming support from our clients for this transaction. By joining forces with Rithm, we are creating powerful opportunities for growth—expanding our reach, enhancing our capabilities, and unlocking new avenues for differentiated alpha.”

J.P. Morgan Securities LLC acted as the exclusive financial advisor to Rithm and Skadden, Arps, Slate, Meagher & Flom LLP served as legal counsel to Rithm. Piper Sandler & Co. acted as the exclusive financial advisor and Jackson Walker LLP acted as lead legal counsel to Crestline with specialist counsel at Akin, Vinson & Elkins, and Paul Hastings LLP.

About Rithm Capital
Rithm Capital Corp. is a global alternative asset manager with significant experience managing credit and real estate assets. The firm combines deep institutional expertise with an entrepreneurial culture that drives innovation and disciplined growth across multiple market segments. Rithm’s integrated investment platform spans across asset-based finance, lending across residential and commercial real estate, mortgage servicing rights (MSRs) and structured credit. Through subsidiaries such as Newrez, Genesis Capital, and Sculptor Capital Management, Rithm has established a unique owner-operator model, capable of sourcing, financing, and actively managing debt and equity investments, to drive value for shareholders and investors.

Cautionary Note Regarding Forward-Looking Statements
Certain information in this press release may constitute “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond Rithm Capital’s control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. These risks and factors include, but are not limited to, the risks relating to the transaction, including unexpected challenges related to the integration of Crestline’s businesses and operations; changes in general economic and/or industry specific conditions; unanticipated expenditures relating to or liabilities arising from the transaction or the acquired businesses; litigation or regulatory issues relating to the transaction or the acquired business; the impact of the transaction on relationships with, and potential difficulties retaining, employees, customers and other third parties; and the inability to obtain, or delays in obtaining, expected benefits from the transaction.

For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Rithm Capital’s most recent annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on Rithm Capital’s website (www.rithmcap.com). New risks and uncertainties emerge from time to time, and it is not possible for Rithm Capital to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and Rithm Capital expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Rithm Capital’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contacts
Rithm Capital
Media:
Jonathan Gasthalter/Sam Cohen
Gasthalter & Co.
212-257-4170
rithm@gasthalter.com

Investors:
Investor Relations
(212) 850-7770
ir@ rithmcap.com